EXBIBIT EX-5.1
                                     LAW OFFICES
                              LINDQUIST & VENNUM P.L.L.P
                                   4200 IDS Center
                                80 South Eighth Street
                          Minneapolis, Minnesota 55402-2205
                                     612-371-3211


                                  November 24, 1999

          Board of Directors, Far West Group, Inc.
          1665 East 18th Street, Suite 113
          Tucson, Arizona 85719

               RE: Opinion Letter as to corporate status and filing: Far West Group, Inc.

          Dear Sirs:

               This letter will affirm that our office represents Far West Group, Inc. as special securities counsel related to certain filings with the Securities & Exchange Commission (SEC) and related state securities regulatory agencies. In this capacity, we affirm than it is our opinion that Far West Group, Inc. is a Nevada Corporation in good standing and that the Board of Directors has full and complete legal authority, as previously indicated to our office, to prepare and file a Form 10-SB Registration Statement. We are further of the opinion that this letter constitutes a sufficient attorney's opinion letter for such filing purposes. Should you need any further information or opinion from our office related to this filing, please contact the undersigned at your convenience.

               This letter will be filed as an Exhibit to your Form 10-SB filing.

                                               Sincerely,

                                               /s/ Ronald D. McFall

                                               Ronald D. McFall
                                               Attorney at Law